     As filed with the Securities and Exchange Commission on July 16, 2001
                                               Registration No. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                 --------------

                                 PACKETEER, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                      77-0420107
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

                           10495 N. DE ANZA BOULEVARD
                           CUPERTINO, CALIFORNIA 95014
               (Address of principal executive offices) (Zip Code)

                                 --------------

                            1999 STOCK INCENTIVE PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)

                                 --------------

                              MR. CRAIG W. ELLIOTT
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 PACKETEER, INC.
                           10495 N. DE ANZA BOULEVARD
                           CUPERTINO, CALIFORNIA 95014
                     (Name and address of agent for service)

                                 (408) 873-4400
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                      Proposed              Proposed
                 Title of                                             Maximum               Maximum
                Securities                      Amount                Offering             Aggregate               Amount of
                  to be                          to be                 Price                Offering              Registration
                Registered                   Registered(1)          per Share(2)            Price(2)                  Fee
                ----------                   -------------          ------------           ---------              ------------
1999 Stock Incentive Plan
Common Stock, $0.001 par value             2,813,311 shares           $9.425             $26,515,456.18             $6,628.86

1999 Employee Stock Purchase Plan
Common Stock, $0.001 par value             1,125,324 shares           $9.425             $10,606,178.70             $2,651.54
                                                                                                                    =========
Aggregate Registration Fee                                                                                          $9,280.40
====================================================================================================================================


(1) This Registration Statement shall also cover any additional shares of the Registrant's Common Stock which become issuable under the Packeteer, Inc. 1999 Stock Incentive Plan, as amended (the "1999 Plan"), and the Packeteer, Inc. 1999 Employee Stock Purchase Plan (the "ESPP") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on July 9, 2001, as reported by the Nasdaq National Market.

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 registers the offer and sale of an additional 2,813,311 shares of the Registrant's Common Stock for issuance under the 1999 Plan and 1,125,324 shares of the Registrant's Common Stock for issuance under the ESPP. The contents of the prior Registration Statement relating to the 1999 Plan and the ESPP, Filing No. 333-86717, to the extent they are not updated herein, are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         Packeteer, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Securities and Exchange Commission on March 29, 2001;

         (b) The Registrant's Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission on May 4, 2001, for the period ended March 31, 2001; and

         (c) The Registrant's Registration Statement on Form 8-A12G filed with the Securities and Exchange Commission on June 21, 1999, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which are described the terms, rights and provisions applicable to the Registrant's Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits

Exhibit Number             Exhibit
--------------             -------
   4                    Instruments Defining the Rights of Stockholders. Reference is made to the
                        Registrant's Registration Statement No. 000-26785 on Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to
                        Item 3(c) to this Registration Statement.
   5                    Opinion and consent of Brobeck, Phleger & Harrison LLP.
   23.1                 Consent of KPMG LLP, Independent Auditors.
   23.2                 Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
   24                   Power of Attorney.  Reference is made to page II-3 of this Registration Statement.
   99.1                 1999 Stock Incentive Plan, as amended and restated.*
   99.2                 1999 Employee Stock Purchase Plan.**

--------

      * Incorporated by reference from the Corporation's Schedule 14A filed with the Securities and Exchange Commission on April 16, 2001.
     ** Incorporated by reference from the Corporation's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 7, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California on this 16th day of July, 2001.

                                       PACKETEER, INC.

                                       By: /s/ Craig W. Elliott
                                          --------------------------------------
                                           Craig W. Elliott
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Packeteer, Inc., a Delaware corporation, do hereby constitute and appoint Craig W. Elliott, President and Chief Executive Officer and David C. Yntema, Chief Financial Officer and Secretary, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                             Title                                   Date
---------                             -----                                   ----

/s/ Craig W. Elliott                  Chief Executive Officer,                July 16, 2001
---------------------------           President and Director
Craig W. Elliott                      (Principal Executive Officer)



/s/ David C. Yntema                   Chief Financial Officer                 July 16, 2001
----------------------------          and Secretary (Principal Financial
David C. Yntema                       and Accounting Officer)


/s/ Brett Galloway                    Vice President, Corporate               July 16, 2001
----------------------------          Development and Director
Brett Galloway

Signature                             Title                                   Date
---------                             -----                                   ----
/s/ Steven J. Campbell                Chairman of the Board                   July 16, 2001
----------------------------          of Directors
Steven J. Campbell

                                      Director
----------------------------
Joseph A. Graziano

/s/ William R. Stensrud               Director                                July 16, 2001
----------------------------
William R. Stensrud

/s/ Dr. Hamid Ahmadi                  Director                                July 16, 2001
----------------------------
Dr. Hamid Ahmadi

/s/ L. William Krause                 Director                                July 16, 2001
----------------------------
L. William Krause

/s/ Peter Van Camp                    Director                                July 16, 2001
----------------------------
Peter Van Camp

                                 EXHIBIT INDEX

Exhibit Number             Exhibit
--------------             -------
   4                    Instruments Defining the Rights of Stockholders. Reference is made to the
                        Registrant's Registration Statement No. 000-26785 on Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to
                        Item 3(c) to this Registration Statement.
   5                    Opinion and consent of Brobeck, Phleger & Harrison LLP.
   23.1                 Consent of KPMG LLP, Independent Auditors.
   23.2                 Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
   24                   Power of Attorney.  Reference is made to page II-3 of this Registration Statement.
   99.1                 1999 Stock Incentive Plan, as amended and restated.*
   99.2                 1999 Employee Stock Purchase Plan.**

--------

      * Incorporated by reference from the Corporation's Schedule 14A filed with the Securities and Exchange Commission on April 16, 2001.
     ** Incorporated by reference from the Corporation's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 7, 1999.